NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie/Theresa Kelleher
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   February 5, 2009

CONMED Corporation Announces Fourth Quarter and Full Year 2008 Results
- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, February 5, 2009 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and year-ended December 31, 2008.

For the fourth quarter ended December 31, 2008, sales were $179.2 million compared to $189.6 million in the same quarter of 2007.  GAAP diluted earnings per share were $0.36 compared to $0.41 in the fourth quarter of 2007.  Non-GAAP diluted earnings per share equaled $0.34 compared to non-GAAP diluted earnings per share of $0.44 in the 2007 fourth quarter. As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Sales for the year-ended December 31, 2008 were $742.2 million, an increase of 6.9% compared to 2007.  GAAP diluted earnings per share in 2008 grew to $1.52 compared to $1.43 in the prior year.  On a non-GAAP basis, diluted earnings per share were $1.54, a 12.4% increase compared to $1.37 in 2007.

“As we discussed in our January 5, 2009 press release, CONMED’s financial results in the fourth quarter of 2008 were adversely impacted by exceptionally rapid changes in foreign currency exchange rates and cash conservation measures of hospital customers that led to reduced sales of the Company’s capital equipment products.  We are encouraged by the fourth quarter’s 8.4% constant currency growth of our single-use surgical and patient care products, a rate of growth in excess of the full year’s constant currency growth for these products.  Historically, approximately 75% of the Company’s sales are derived from the sale of single-use medical devices,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

International sales in the fourth quarter of 2008 were $77.0 million compared to $82.4 million in the fourth quarter of 2007.  Unfavorable fourth quarter currency exchange rates caused sales to be reduced by $10.7 million compared to exchange rates in the fourth quarter of 2007.  On a constant currency basis, international sales experienced growth of 6.4% in the fourth quarter.  Sales outside the United States for the full year of 2008 were $328.8 million, growing 13.4% overall.  Approximately $2.0 million of the increase in sales for the full year was attributable to foreign currency exchange resulting in constant currency growth of 12.7% on international sales compared to 2007.  For the 2008 year, international sales grew to 44.3% of the Company’s total sales compared to 41.7% of sales in 2007.

CONMED News Release Continued	Page 2 of 12	February 5, 2009

CONMED’s liquidity and cash flow remain strong.  During the fourth quarter of 2008, the Company repurchased and retired $25 million face value of its 2.5% Convertible Notes at a discount of approximately 20%.  The repurchase was funded by CONMED’s own cash resources.  The transaction resulted in a pre-tax gain to the financial statements of approximately $4.4 million.  Including the discount on the bond repurchase, the Company reduced its debt during 2008 approximately $23.5 million.  The Company’s debt to total book capitalization ratio declined to 27.3% at December 31, 2008 compared to 30.6% at December 31, 2007.  CONMED’s cash provided by operating activities was 41% greater than the Company’s net income in 2008, evidencing the Company’s favorable cash flow.

In January 2008, the Company completed the purchase of the Italian distributor of CONMED’s products for a purchase price of approximately $21.8 million.  In connection with the acquisition, in the first quarter of 2008, the Company recorded a $1.0 million fair value adjustment to inventory acquired as a result of the acquisition; the inventory was subsequently sold in the first quarter of 2008.

Over the past year and one-half, as previously disclosed, the Company has embarked on a number of initiatives to improve manufacturing efficiency, including the use of lean manufacturing techniques.  Further, the Company has developed an operational restructuring plan to be carried out over the next nine months that includes:

•	Start-up and operation of a 208,000 square foot manufacturing facility in Chihuahua, Mexico.
•
Closure of two of the Company’s manufacturing facilities in the Utica, New York area, as well as the current El Paso and Juarez facilities, with the related operations being transferred to either our headquarters location in Utica or to the new facility in Chihuahua.

•	Centralization of certain of the Company’s distribution activities in a new North American distribution center located in Atlanta, Georgia.

During the execution of this plan, the Company will incur certain charges, including severance costs associated with the release of approximately 150-200 positions Company-wide, and the cost of restructuring and relocation activities.  In connection therewith, the Company incurred charges of $3.3 million in the fourth quarter of 2008 and $4.1 million for the entire 2008 year related to this restructuring and has included these charges in other cost of sales and other expense.

CONMED News Release Continued	Page 3 of 12	February 5, 2009

Following is a summary of the Company’s sales by product line for the three months ended December 31, 2008 (in millions):

	Three Months Ended December 31,

				Constant
				Currency
	2007	2008	Growth	Growth
	(in millions)
Arthroscopy
Single-use	45.6	47.5	4.2%	12.1%
Capital	33.0	22.6	-31.5%	-28.2%
	78.6	70.1	-10.8%	-4.8%

Powered Surgical Instruments
Single-use	18.7	19.2	2.7%	12.8%
Capital	20.7	17.5	-15.5%	-6.8%
	39.4	36.7	-6.9%	2.5%

Electrosurgery
Single-use	16.4	17.9	9.1%	11.6%
Capital	6.6	6.5	-1.5%	3.0%
	23.0	24.4	6.1%	9.1%

Endoscopic Technologies
Single-use	13.6	12.4	-8.8%	-4.4%
Endosurgery
Single-use and reposable	14.5	16.2	11.7%	17.2%
Patient Care
Single-use	20.5	19.4	-5.4%	-4.4%

Total
Single-use and reposable	129.3	132.6	2.6%	8.4%
Capital	60.3	46.6	-22.7%	-17.4%
	189.6	179.2	-5.5%	0.2%

In the fourth quarter of 2008, the Company’s single-use medical devices experienced growth of 8.4% in constant currency, with over 75% of these products growing in excess of 11% in constant currency.  CONMED’s capital products, which generally fall into the capital expenditure category of hospital purchases such as our surgical video imaging cameras and powered surgical instrument handpieces, experienced a fourth quarter sales decline of 17.4% in constant currency.  A majority of the percentage decline in fourth quarter capital equipment revenues is due to a difficult comparison to sales in the fourth quarter of 2007 of approximately $10 million of integrated operating room system installations as an unusually large number of hospital customers chose to delay installations until late in that year.  Integrated systems installations in 2008, while approximately the same total as 2007, were spread evenly throughout 2008 rather than falling into one quarter.

CONMED News Release Continued	Page 4 of 12	February 5, 2009

Following is a summary of full year 2008 sales by product line in millions of dollars:

	Year Ended December 31,

				Constant
				Currency
	2007	2008	Growth	Growth
	(in millions)
Arthroscopy
Single-use	172.9	195.6	13.1%	12.4%
Capital	91.6	96.3	5.1%	4.7%
	264.5	291.9	10.4%	9.8%

Powered Surgical Instruments
Single-use	73.7	79.4	7.7%	7.3%
Capital	75.6	76.3	0.9%	0.5%
	149.3	155.7	4.3%	3.8%

Electrosurgery
Single-use	66.5	72.1	8.4%	8.4%
Capital	25.6	28.4	10.9%	10.9%
	92.1	100.5	9.1%	9.1%

Endoscopic Technologies
Single-use	52.7	51.3	-2.7%	-2.3%
Endosurgery
Single-use and reposable	58.9	64.4	9.3%	9.7%
Patient Care
Single-use	76.8	78.4	2.1%	2.1%

Total
Single-use and reposable	501.5	541.2	7.9%	7.7%
Capital	192.8	201.0	4.3%	3.8%
	694.3	742.2	6.9%	6.6%

Outlook
As described in the Company’s business update press release last month, the change in the economic climate during the last few months has been remarkably swift, with extreme volatility in foreign currency exchange rates and reduced capital spending and cash conservation throughout the healthcare provider industry.  We reiterate the guidance provided at that time and estimate 2009 sales of approximately $740 million and non-GAAP diluted earnings per share of $1.15 - $1.25.  This forecast for 2009 assumes a constant currency growth rate of approximately 4%-5% over 2008 reported sales.  However, at 2009 estimated foreign currency rates of exchange, the 30% of the Company’s sales denominated in foreign currency would decline approximately 15% in U.S. dollars compared to average rates of exchange in 2008, thus off-setting the constant currency growth.  GAAP earnings per share in 2009 is anticipated to be lower than the non-GAAP amounts as the Company completes its previously disclosed manufacturing restructuring plans and incurs costs related thereto.

For the first quarter of 2009, the Company estimates that sales will approximate $170 - $175 million, with non-GAAP diluted earnings per share of $0.23 - $0.28.

CONMED News Release Continued	Page 5 of 12	February 5, 2009

“While 2009 will be a challenging year for many organizations, including CONMED, we will remain focused on our goals to strengthen the Company by completing the manufacturing restructuring plan and introducing new products to the market.  We are well-positioned for long-term growth with a product offering that meets the needs of our hospital customers and with an experienced team of managers and staff,” noted Mr. Corasanti.

Convertible note interest expense
In accordance with FSP APB 14-1 issued by the Financial Accounting Standards Board, beginning in 2009 the Company will be required to record a non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  We currently estimate that this additional non-cash pre-tax charge will approximate $5.2 million or $0.11 per share.  The pronouncement also requires that a similar adjustment be made in previously issued financial statements to facilitate comparative analysis.  The earnings per share amounts provided above for 2008 and 2009 do not include this convertible note interest adjustment.

Use of Non-GAAP Financial Measures
Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

The Company has not presented a reconciliation of GAAP to non-GAAP estimated earnings for 2009 because such adjustments are not presently determinable.

Conference Call
The Company will webcast its fourth quarter and full year 2008 conference call live over the Internet on Thursday, February 5,  2009 at 10:00 a.m. Eastern Time. This broadcast can be accessed from CONMED's web site at www.conmed.com. Replays of the call will be made available through February 13, 2009.

CONMED Profile
CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,200 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information
This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections

CONMED News Release Continued	Page 6 of 12	February 5, 2009

as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 7 of 12	February 5, 2009

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2008	2007	2008

Net sales	$189,568	$179,246	$694,288	$742,183

Cost of sales	93,886	87,737	345,163	356,321
Cost of sales, other - Note A	-	2,470	-	3,481

Gross profit	95,682	89,039	349,125	382,381

Selling and administrative	65,023	66,474	240,541	272,437
Research and development	7,417	7,673	30,400	33,108
Other expense (income) – Note B	1,295	868	(2,807)	1,577

	73,735	75,015	268,134	307,122

Income from operations	21,947	14,024	80,991	75,259

Gain on early extinguishment
of debt	-	4,376	-	4,376

Interest expense	3,528	2,315	16,234	10,372

Income before income taxes	18,419	16,085	64,757	69,263

Provision for income taxes	6,585	5,508	23,301	24,702

Net income	$11,834	$10,577	$41,456	$44,561

Per share data:

Net Income
Basic	$.41	$.36	$1.46	$1.55
Diluted	.41	.36	1.43	1.52

Weighted average common shares
Basic	28,613	29,019	28,416	28,796
Diluted	29,057	29,254	28,965	29,227

CONMED News Release Continued	Page 8 of 12	February 5, 2009

Note A - Included in cost of sales in the three and twelve months ended December 31, 2008 are $2.5 million in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of two of the Company’s three Utica, New York area manufacturing facilities.  Also included in cost of sales in the twelve months ended December 31, 2008 is a $1.0 million purchase accounting fair value adjustment for inventory acquired in connection with the purchase of our Italian distributor.

Note B - Included in other expense (income) in the three and twelve months ended December 31, 2007 are $1.3 million in costs associated with the settlement of a product liability claim and defense related costs.  Also included in other expense (income) in the twelve months ended December 31, 2007 are $0.2 million in costs related to the termination of a product offering, $1.8 million in facility consolidation costs and a $6.1 million gain on a legal settlement.  Included in other expense (income) in the three and twelve months ended December 31, 2008 are $0.9 million and $1.6 million, respectively, in costs related to the consolidation of certain of the Company’s distribution activities.

CONMED News Release Continued	Page 9 of 12	February 5, 2009

CONMED CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS

	December 31,
	2007	2008
Current assets:
Cash and cash equivalents	$11,695	$11,811
Accounts receivable, net	80,642	96,515
Inventories	164,969	159,976
Deferred income taxes	11,697	14,742
Other current assets	10,019	11,218
Total current assets	279,022	294,262

Property, plant and equipment, net	123,679	143,737
Goodwill, net	289,508	290,245
Other intangible assets, net	191,807	195,939
Other assets	9,935	7,478
Total assets	$893,951	$931,661

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,349	$3,185
Other current liabilities	73,935	77,840
Total current liabilities	77,284	81,025

Long-term debt	219,485	196,189
Deferred income taxes	71,188	83,498
Other long-term liabilities	20,992	39,215
Total liabilities	388,949	399,927

Shareholders' equity:
Capital accounts	220,657	235,295
Retained earnings	284,850	327,471
Accumulated other comprehensive income (loss)	(505)	(31,032)
Total equity	505,002	531,734

Total liabilities and shareholders' equity	$893,951	$931,661

CONMED News Release Continued	Page 10 of 12	February 5, 2009

CONMED CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve months ended
	December 31,
	2007	2008
Cash flows from operating activities:
Net income	$41,456	$44,561
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	31,534	32,336
Stock-based payment expense	3,771	4,178
Deferred income taxes	16,714	16,036
Gain on early extinguishment of debt	-	(4,376)
Contributions to pension plans in excess of net pension cost	(5,112)	(5,425)
Increase (decrease) in cash flows from changes in assets and liabilities:
Sale of accounts receivable	1,000	(3,000)
Accounts receivable	(6,301)	(3,735)
Inventories	(22,621)	(8,110)
Accounts payable	(2,414)	(7,043)
Income taxes	3,118	7,205
Accrued compensation and benefits	2,012	646
Other assets	(83)	(4,469)
Other liabilities	2,820	(5,917)
Net cash provided by operating activities	65,894	62,887

Cash flow from investing activities:
Purchases of property, plant, and equipment, net	(20,910)	(35,879)
Payments related to business acquisitions	(5,933)	(22,023)

Net cash used in investing activities	(26,843)	(57,902)

Cash flow from financing activities:
Payments on debt	(44,990)	(22,707)
Proceeds of debt	-	4,000
Net proceeds from common stock issued under employee plans	11,355	7,347
Other, net	(1,770)	4,270
Net cash used in financing activities	(35,405)	(7,090)

Effect of exchange rate change
on cash and cash equivalents	4,218	2,221

Net increase in cash and cash equivalents	7,864	116

Cash and cash equivalents at beginning of period	3,831	11,695

Cash and cash equivalents at end of period	$11,695	$11,811

CONMED News Release Continued	Page 11 of 12	February 5, 2009

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	December 31,
	2007	2008

Reported net income	$11,834	$10,577

New plant / facility consolidation costs included in cost of sales	-	2,470

Total cost of sales, other	-	2,470

Facility consolidation costs included in other expense (income)	-	868

Settlement of product liability claim	1,295	-

Total other expense (income)	1,295	868

Gain on early extinguishment of debt	-	(4,376)

Total unusual expense (income) before income taxes	1,295	(1,038)

Provision (benefit) for income taxes on unusual expense	(466)	374

Net income before unusual items	$12,663	$9,913

Per share data:

Reported net income
Basic	$.41	$.36
Diluted	.41	.36

Net income before unusual items
Basic	$.44	$.34
Diluted	.44	.34

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 12 of 12	February 5, 2009

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)
	Twelve months ended
	December, 31,
	2007	2008

Reported net income	$41,456	$44,561

Fair value inventory purchase accounting adjustment
included in cost of sales	-	1,011

New plant / facility consolidation costs included in cost of sales	-	2,470

Total cost of sales, other	-	3,481

Termination of product offering	148	-

Facility consolidation costs included in other expense (income)	1,822	1,577

Gain on legal settlement	(6,072)	-

Settlement of product liability claim	1,295	-

Total other expense (income)	(2,807)	1,577

Gain on early extinguishment of debt	-	(4,376)

Total unusual expense (income) before income taxes	(2,807)	682

Provision (benefit) for income taxes on unusual expense	1,011	(245)

Net income before unusual items	$39,660	$44,998

Per share data:

Reported net income
Basic	$1.46	$1.55
Diluted	1.43	1.52

Net income before unusual items
Basic	$1.40	$1.56
Diluted	1.37	1.54

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.